Exhibit 23.1
Auditor’s Consent
We hereby consent to the incorporation by reference in this Registration Statement (filed under Schedule B) of our dual dated report dated March 12, 2008 and April 2, 2008, relating to the consolidated financial statements of KfW, which appears in KfW’s Annual Report on Form 18-K for the year ended December 31, 2007.
December 19, 2008
PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Peter Flick	By:	/s/ Björn Grunwald

	Peter Flick Wirtschaftsprüfer (German Public Auditor)	ppa. Björn Grunwald Wirtschaftsprüfer (German Public Auditor)